Exhibit 16.1

October 18, 2016

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on October 18, 2016, of One Horizon Group, Inc. and are in agreement with the statements contained therein concerning our firm.

/S/ PETERSON SULLIVAN LLP